UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment Number One

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024 (December 14, 2023)

VALUE EXCHANGE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10/F, FT Life Tower, 18 Sheung Yuet Road, Kowloon Bay
Kowloon, Hong Kong SAR 999077
(Address of principal executive offices) (Zip Code)

(852) 2950 4288
(Registrant’s telephone number, including area code)

Unit 602, Block B, 6 Floor, Shatin Industrial Centre 5-7 Yuen Shun Circuit Shatin, N.T., Hong Kong SAR
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Exchange on which registered
NONE	----	----

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EXPLANATORY NOTE

As reported by a Current Report on Form 8-K, dated December 20, 2023, and filed by Value Exchange International, Inc. (“Company”) with the Commission (“Initial Form 8-K”), the Company entered into a Convertible Credit Agreement (collectively, the “Credit Agreement”) with Hapi Metaverse, Inc., a Delaware corporation, (“Lender’) for an unsecured credit line in the maximum amount of One Million U.S. Dollars and No Cents (USD$1,000,000.00) (“Credit Limit”). This Form 8-K/A updates information reported in Item 1.01 of the Initial Form 8-K as follows.

On March 21, 2024, the Company’s Board of Directors (“Board”) held a meeting of the Board and determined that Company directors Wong Shui Yeung and Wong Tat Keung are independent directors of the Company under the criteria described below and as of the date of the Board review and approval of the Loan Agreement. As such, the Board also concluded that in respect of the nine directors of the Company: Company directors Chan Heng Fai, Lum Kan Fai, Robert Trapp and Lim Sheng Hon, all non-executive directors of the Company, are deem affiliated; Company directors Tan Seng Wee, Tsang Po Yee Bella and Lee Yuen Fong, all executive directors of the Company, are not affiliated with  Mr. Chan Heng Fai or his affiliates; and Company directors Wong Shui Yeung and Wong Tat Keung are independent directors.

The criteria used by the Board to determine whether the directors were independent consisted, in part, of the following certifications by Wong Shui Yeung and Wong Tat Keung: (1) Neither the director nor any immediate family member is or has been within the last three (3) years an employee of the Company and no immediate family member is, or has been within the last three years, an executive officer of the Company; (2) Director has not received, and no immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and board of director committee fees or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) was not considered; (3)(A) Neither the director nor any immediate family member is a current partner of a firm that is the Company’s internal or external auditor or law firm (“Advisors”); (B) Director is not a current employee of any Advisors; (C) Neither director nor an immediate family member is a current employee of any Advisors or participates in any Advisor’s legal engagement, audit, assurance or tax compliance (but not tax planning) practice; or (D) Neither director nor any immediate family member was within the last three years (but is no longer) a partner or employee of any Advisors or personally worked on the Company’s engagement or audit within that time (excluding review as a Director of the Company); (4) Neither director nor any immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; and (5) Director is not a current employee, and no immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The Board examined the relationship of the directors with other companies, including Lender, Alset Inc., the Lender’s principal shareholder, and all affiliated companies and persons, to determine if any of those relationships impeded the independent of the directors. Relationships involving a director’s affiliation with another company that account for lesser amounts than those specified will not be considered to be material relationships that would impair the director’s independence, provided that the related payments for goods or services or in connection with other contractual arrangements are made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated parties.

Directors Wong Shui Yeung and Wong Tat Keung are independent directors of Alset, and also serves or has served as an independent director of several entities controlled or affiliated with Mr. Chan. Wong Shui Yeung and Wong Tat Keung serve as independent directors of Alset International Limited, a subsidiary of Alset. Wong Shui Keung is an independent director of DSS, Inc. Mr. Chan is personally and through entities he controls, the largest shareholder of DSS, and also the Chairman of the Board of Directors of DSS.

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The review by the Company’s Board of Directors was requested by Alset Inc. in order to re-evaluate and clarify the relationship of the Company with the Lender; Company directors Wong Shui Yeung, Wong Tat Keung; Alset, Inc.; and Company director Chan Heng Fai.

Except as set forth herein, this Amendment No. One on Form 8-K/A does not amend or update any other information set forth in the Initial 8-K.

Item 8.01	Other Events

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment Number One on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE EXCHANGE INTERNATIONAL, INC.

By:	/s/ Tan Seng Wee

Tan Seng Wee, Chief Executive Officer and President

Date:	March 26, 2024

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